                                                      Exhibit 3.1.17 of Item 15

                              ARTICLES OF AMENDMENT

                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              MEDIX RESOURCES, INC.

     Pursuant to the  provisions of the Colorado  Business  Corporation  Act, as amended (the "Act"),  Medix Resources,  Inc., a corporation  organized under the laws of the State of Colorado, by its President, does hereby certify as follows:

     1.   The name of the Corporation is Medix Resources, Inc.

     2.   The  Board  of  Directors  of  said   Corporation  has  consented  to,
          authorized and passed resolutions at a meeting duly held on August 20,
          2002,  declaring  that the amendment to the Articles of  Incorporation contained herein is advisable and decided to present such amendment to
          the   shareholders  of  the  Corporation  at  the  Annual  Meeting  of
          shareholders.

     3.   Upon notice given to each  shareholder  of record  entitled to vote on such amendment to the Articles of Incorporation in accordance with the requirements of the Act, the Annual Meeting of the shareholders of the
          Corporation  was held on  October 8, 2002,  at which  meeting  holders representing  a quorum were present in person or represented by proxy, and the number of votes cast for the  amendment  by each voting  group entitled  to vote  separately  on the  amendment  was  sufficient  for approval by the voting group.

     4.   The amendment approved was as follows:

     Section I of Article IV of the  Corporation's  Articles of Incorporation is
amended in its entirety to read as follows:

     "Section 1.  Classes and Shares  Authorized.  The total number of shares of
Common Stock that the  Corporation  shall have authority to issue is One Hundred
Twenty-Five Million  (125,000,000)  shares of Common Stock, $0.001 par value per share. The total number of shares of Preferred Stock that the Corporation  shall have authority to issue is Two Million Five Hundred Thousand  (2,500,000) shares of Preferred Stock, $1.00 par value per share."

     5.   Medix  Resources,  Inc.  has caused  these  Articles of  Amendment  to
          Articles of  Incorporation  to be filed,  effective  as of the date of filing of these  Articles of  Amendment  to Articles of  Incorporation with the Secretary of State of the State of Colorado.